Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF 2024

TUPELO, MISSISSIPPI (April 23, 2024) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the first quarter of 2024.

(Dollars in thousands, except earnings per share)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
Net income and earnings per share:
Net income	$39,409	$28,124	$46,078
After-tax loss on sale of securities	—	(15,711)	—
Basic EPS	0.70	0.50	0.82
Diluted EPS	0.70	0.50	0.82
Adjusted diluted EPS (Non-GAAP)(1)	0.65	0.76	0.82
Impact to diluted EPS from after-tax loss on sale of securities (including impairments)	—	0.28	—

“The quarter's results reflect solid performance across the company, including good loan and deposit growth.” remarked C. Mitchell Waycaster, Chief Executive Officer of the Company. “We continue to build balance sheet strength and believe this will keep Renasant well positioned for additional growth.”

Quarterly Highlights

Earnings
•Net income for the first quarter of 2024 was $39.4 million; diluted EPS was $0.70 and adjusted diluted EPS (non-GAAP)(1) was $0.65
•Net interest income (fully tax equivalent) for the first quarter of 2024 was $125.9 million, down $2.7 million on a linked quarter basis
•For the first quarter of 2024, net interest margin was 3.30%, down 3 basis points on a linked quarter basis
•Cost of total deposits was 2.35% for the first quarter of 2024, up 18 basis points on a linked quarter basis
•Noninterest income increased $21.0 million on a linked quarter basis. In the fourth quarter of 2023, the Company recognized impairment charges of $19.4 million as a result of its determination to sell a portion of its available-for-sale securities; there was no such impairment in the first quarter of 2024. Noninterest income for the fourth quarter of 2023 also included the receipt of $2.3 million related to Renasant's participation in a recovery agreement, with minimal recoveries in the first quarter of 2024

•Mortgage banking income increased $4.8 million on a linked quarter basis. The mortgage division generated $0.4 billion in interest rate lock volume in the first quarter of 2024, an increase of $0.1 billion on a linked quarter basis. Gain on sale margin was 1.78% for the first quarter of 2024, up 64 basis points on a linked quarter basis. In addition, during the first quarter of 2024, the Company sold a portion of its mortgage servicing rights (“MSR”), recognizing a gain of $3.5 million
•Noninterest expense increased $1.0 million on a linked quarter basis. The Company contributed $1.1 million to certain charitable organizations which were recorded in the line item "advertising and public relations" expense. These contributions qualify as tax credits and will reduce income tax expense dollar for dollar in 2024. In the first quarter of 2024, the Company recorded expense of $0.7 million related to the FDIC special assessment, as compared to the $2.7 million recorded in the fourth quarter of 2023

Balance Sheet
•Loans increased $149.3 million on a linked quarter basis, representing 4.9% annualized net loan growth
•Securities decreased $181.1 million on a linked quarter basis primarily driven by the sale of a portion of the Company's available-for-sale securities for proceeds of $177.2 million. A portion of the proceeds was used to purchase higher yielding securities, while the remainder, along with other cash flows from the securities portfolio, was used to fund loan growth.
•Deposits at March 31, 2024 increased $160.4 million on a linked quarter basis. Brokered deposits decreased $119.2 million on a linked quarter basis to $342.3 million at March 31, 2024. Noninterest bearing deposits decreased $67.5 million on a linked quarter basis and represented 24.7% of total deposits at March 31, 2024

Capital and Liquidity
•Book value per share and tangible book value per share (non-GAAP)(1) increased 0.8% and 1.7%, respectively, on a linked quarter basis
•The Company has a $100 million stock repurchase program that is in effect through October 2024; there was no buyback activity during the first quarter of 2024

Credit Quality
•The Company recorded a provision for credit losses of $2.4 million for the first quarter of 2024
•The ratio of allowance for credit losses on loans to total loans was constant at 1.61% at March 31, 2024 compared to December 31, 2023
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 270.87% at March 31, 2024, compared to 286.26% at December 31, 2023
•Net loan charge-offs for the first quarter of 2024 were $0.2 million, or 0.01% of average loans on an annualized basis
•Nonperforming loans to total loans increased to 0.59% at March 31, 2024 compared to 0.56% at December 31, 2023, and criticized loans (which include classified and special mention loans) to total loans increased to 2.76% at March 31, 2024, compared to 2.16% at December 31, 2023

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Interest income
Loans held for investment	$192,390	$188,535	$181,129	$173,198	$161,787
Loans held for sale	2,308	3,329	3,751	2,990	1,737
Securities	10,700	10,728	10,669	14,000	15,091
Other	7,781	7,839	10,128	6,978	5,430
Total interest income	213,179	210,431	205,677	197,166	184,045
Interest expense
Deposits	82,613	77,168	70,906	51,391	32,866
Borrowings	7,276	7,310	7,388	15,559	15,404
Total interest expense	89,889	84,478	78,294	66,950	48,270
Net interest income	123,290	125,953	127,383	130,216	135,775
Provision for credit losses
Provision for loan losses	2,638	2,518	5,315	3,000	7,960
Recovery of unfunded commitments	(200)	—	(700)	(1,000)	(1,500)
Total provision for credit losses	2,438	2,518	4,615	2,000	6,460
Net interest income after provision for credit losses	120,852	123,435	122,768	128,216	129,315
Noninterest income	41,381	20,356	38,200	17,226	37,293
Noninterest expense	112,912	111,880	108,369	110,165	109,208
Income before income taxes	49,321	31,911	52,599	35,277	57,400
Income taxes	9,912	3,787	10,766	6,634	11,322
Net income	$39,409	$28,124	$41,833	$28,643	$46,078

Adjusted net income (non-GAAP)(1)	$36,572	$42,887	$41,833	$46,728	$46,078
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$48,231	$52,614	$57,214	$59,715	$63,860

Basic earnings per share	$0.70	$0.50	$0.75	$0.51	$0.82
Diluted earnings per share	0.70	0.50	0.74	0.51	0.82
Adjusted diluted earnings per share (non-GAAP)(1)	0.65	0.76	0.74	0.83	0.82
Average basic shares outstanding	56,208,348	56,141,628	56,138,618	56,107,881	56,008,741
Average diluted shares outstanding	56,531,078	56,611,217	56,523,887	56,395,653	56,270,219
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Return on average assets	0.92%	0.65%	0.96%	0.66%	1.09%
Adjusted return on average assets (non-GAAP)(1)	0.86	0.99	0.96	1.08	1.09
Return on average tangible assets (non-GAAP)(1)	1.00	0.71	1.05	0.73	1.19
Adjusted return on average tangible assets (non-GAAP)(1)	0.93	1.08	1.05	1.18	1.19
Return on average equity	6.85	4.93	7.44	5.18	8.55
Adjusted return on average equity (non-GAAP)(1)	6.36	7.53	7.44	8.45	8.55
Return on average tangible equity (non-GAAP)(1)	12.45	9.26	13.95	9.91	16.29
Adjusted return on average tangible equity (non-GAAP)(1)	11.58	13.94	13.95	15.94	16.29
Efficiency ratio (fully taxable equivalent)	67.52	75.11	64.38	73.29	62.11
Adjusted efficiency ratio (non-GAAP)(1)	68.23	66.18	63.60	62.98	61.30
Dividend payout ratio	31.43	44.00	29.33	43.14	26.83

Capital and Balance Sheet Ratios

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Shares outstanding	56,304,860	56,142,207	56,140,713	56,132,478	56,073,658
Market value per share	$31.32	$33.68	$26.19	$26.13	$30.58
Book value per share	41.25	40.92	39.78	39.35	39.01
Tangible book value per share (non-GAAP)(1)	23.32	22.92	21.76	21.30	20.92
Shareholders’ equity to assets	13.39%	13.23%	13.00%	12.82%	12.52%
Tangible common equity ratio (non-GAAP)(1)	8.04	7.87	7.55	7.37	7.13
Leverage ratio	9.75	9.62	9.48	9.22	9.18
Common equity tier 1 capital ratio	10.59	10.52	10.46	10.30	10.19
Tier 1 risk-based capital ratio	11.37	11.30	11.25	11.09	10.98
Total risk-based capital ratio	15.00	14.93	14.91	14.76	14.68

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Noninterest income
Service charges on deposit accounts	$10,506	$10,603	$9,743	$9,733	$9,120
Fees and commissions	3,949	4,130	4,108	4,987	4,676
Insurance commissions	2,716	2,583	3,264	2,809	2,446
Wealth management revenue	5,669	5,668	5,986	5,338	5,140
Mortgage banking income	11,370	6,592	7,533	9,771	8,517
Net losses on sales of securities (including impairments)	—	(19,352)	—	(22,438)	—
Gain on extinguishment of debt	56	620	—	—	—
BOLI income	2,691	2,589	2,469	2,402	3,003
Other	4,424	6,923	5,097	4,624	4,391
Total noninterest income	$41,381	$20,356	$38,200	$17,226	$37,293
Noninterest expense
Salaries and employee benefits	$71,470	$71,841	$69,458	$70,637	$69,832
Data processing	3,807	3,971	3,907	3,684	3,633
Net occupancy and equipment	11,389	11,653	11,548	11,865	11,405
Other real estate owned	107	306	(120)	51	30
Professional fees	3,348	2,854	3,338	4,012	3,467
Advertising and public relations	4,886	3,084	3,474	3,482	4,686
Intangible amortization	1,212	1,274	1,311	1,369	1,426
Communications	2,024	2,026	2,006	2,226	1,980
Other	14,669	14,871	13,447	12,839	12,749
Total noninterest expense	$112,912	$111,880	$108,369	$110,165	$109,208

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Gain on sales of loans, net	$4,535	$1,860	$3,297	$4,646	$4,770
Fees, net	1,854	2,010	2,376	2,859	1,806
Mortgage servicing income, net	4,981	2,722	1,860	2,266	1,941
Total mortgage banking income	$11,370	$6,592	$7,533	$9,771	$8,517

Balance Sheet

(Dollars in thousands)	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Assets
Cash and cash equivalents	$844,400	$801,351	$741,156	$946,899	$847,697
Securities held to maturity, at amortized cost	1,199,111	1,221,464	1,245,595	1,273,044	1,300,240
Securities available for sale, at fair value	764,486	923,279	909,108	950,930	1,507,907
Loans held for sale, at fair value	191,440	179,756	241,613	249,615	159,318
Loans held for investment	12,500,525	12,351,230	12,168,023	11,930,516	11,766,425
Allowance for credit losses on loans	(201,052)	(198,578)	(197,773)	(194,391)	(195,292)
Loans, net	12,299,473	12,152,652	11,970,250	11,736,125	11,571,133
Premises and equipment, net	282,193	283,195	284,368	285,952	287,006
Other real estate owned	9,142	9,622	9,258	5,120	4,818
Goodwill and other intangibles	1,009,248	1,010,460	1,011,735	1,013,046	1,014,415
Bank-owned life insurance	385,186	382,584	379,945	377,649	375,572
Mortgage servicing rights	71,596	91,688	90,241	87,432	85,039
Other assets	289,466	304,484	298,352	298,530	320,938
Total assets	$17,345,741	$17,360,535	$17,181,621	$17,224,342	$17,474,083

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$3,516,164	$3,583,675	$3,734,197	$3,878,953	$4,244,877
Interest-bearing	10,720,999	10,493,110	10,422,913	10,216,408	9,667,142
Total deposits	14,237,163	14,076,785	14,157,110	14,095,361	13,912,019
Short-term borrowings	108,121	307,577	107,662	257,305	732,057
Long-term debt	428,047	429,400	427,399	429,630	431,111
Other liabilities	250,060	249,390	256,127	233,418	211,596
Total liabilities	15,023,391	15,063,152	14,948,298	15,015,714	15,286,783

Shareholders’ equity:
Common stock	296,483	296,483	296,483	296,483	296,483
Treasury stock	(99,683)	(105,249)	(105,300)	(105,589)	(107,559)
Additional paid-in capital	1,303,613	1,308,281	1,304,891	1,301,883	1,299,458
Retained earnings	978,880	952,124	936,573	907,312	891,242
Accumulated other comprehensive loss	(156,943)	(154,256)	(199,324)	(191,461)	(192,324)
Total shareholders’ equity	2,322,350	2,297,383	2,233,323	2,208,628	2,187,300
Total liabilities and shareholders’ equity	$17,345,741	$17,360,535	$17,181,621	$17,224,342	$17,474,083

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$12,407,976	$194,640	6.30%	$12,249,429	$190,857	6.18%	$11,688,534	$163,970	5.68%
Loans held for sale	155,382	2,308	5.94%	199,510	3,329	6.68%	103,410	1,737	6.72%
Taxable securities	1,891,817	9,505	2.01%	2,050,175	9,490	1.85%	2,635,130	13,317	2.02%
Tax-exempt securities(1)	270,279	1,505	2.23%	282,698	1,558	2.20%	397,014	2,345	2.36%
Total securities	2,162,096	11,010	2.04%	2,332,873	11,048	1.89%	3,032,144	15,662	2.07%
Interest-bearing balances with banks	570,336	7,781	5.49%	552,301	7,839	5.63%	464,229	5,430	4.74%
Total interest-earning assets	15,295,790	215,739	5.66%	15,334,113	213,073	5.52%	15,288,317	186,799	4.94%
Cash and due from banks	188,503			180,609			197,782
Intangible assets	1,009,825			1,011,130			1,011,557
Other assets	708,895			669,988			660,242
Total assets	$17,203,013			$17,195,840			$17,157,898
Interest-bearing liabilities:
Interest-bearing demand(2)	$6,955,989	$52,500	3.03%	$6,721,053	$47,783	2.82%	$6,066,770	$20,298	1.36%
Savings deposits	860,397	730	0.34%	888,692	765	0.34%	1,052,802	826	0.32%
Brokered deposits	445,608	5,987	5.39%	632,704	8,594	5.39%	395,745	4,418	4.53%
Time deposits	2,319,420	23,396	4.06%	2,185,737	20,026	3.63%	1,564,855	7,324	1.90%
Total interest-bearing deposits	10,581,414	82,613	3.13%	10,428,186	77,168	2.94%	9,080,172	32,866	1.47%
Borrowed funds	544,564	7,276	5.35%	543,344	7,310	5.37%	1,281,552	15,404	4.86%
Total interest-bearing liabilities	11,125,978	89,889	3.24%	10,971,530	84,478	3.06%	10,361,724	48,270	1.89%
Noninterest-bearing deposits	3,518,612			3,703,050			4,386,998
Other liabilities	244,142			260,235			222,382
Shareholders’ equity	2,314,281			2,261,025			2,186,794
Total liabilities and shareholders’ equity	$17,203,013			$17,195,840			$17,157,898
Net interest income/ net interest margin		$125,850	3.30%		$128,595	3.33%		$138,529	3.66%
Cost of funding			2.46%			2.28%			1.33%
Cost of total deposits			2.35%			2.17%			0.99%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Supplemental Margin Information

(Dollars in thousands)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
Earning asset mix:
Loans held for investment	81.12%	79.88%	76.45%
Loans held for sale	1.02	1.30	0.68
Securities	14.14	15.21	19.83
Interest-bearing balances with banks	3.72	3.61	3.04
Total	100.00%	100.00%	100.00%

Funding sources mix:
Noninterest-bearing demand	24.03%	25.23%	29.74%
Interest-bearing demand	47.50	45.80	41.13
Savings	5.88	6.06	7.14
Brokered deposits	3.04	4.31	2.68
Time deposits	15.84	14.89	10.61
Borrowed funds	3.71	3.71	8.70
Total	100.00%	100.00%	100.00%

Net interest income collected on problem loans	$123	$283	$392
Total accretion on purchased loans	800	1,117	885
Total impact on net interest income	$923	$1,400	$1,277
Impact on net interest margin	0.02%	0.04%	0.03%
Impact on loan yield	0.03	0.05	0.04

Loan Portfolio

(Dollars in thousands)	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Loan Portfolio:
Commercial, financial, agricultural	$1,869,408	$1,871,821	$1,819,891	$1,729,070	$1,740,778
Lease financing	107,474	116,020	120,724	122,370	121,146
Real estate - construction	1,243,535	1,333,397	1,407,364	1,369,019	1,424,352
Real estate - 1-4 family mortgages	3,429,286	3,439,919	3,398,876	3,348,654	3,278,980
Real estate - commercial mortgages	5,753,230	5,486,550	5,313,166	5,252,479	5,085,813
Installment loans to individuals	97,592	103,523	108,002	108,924	115,356
Total loans	$12,500,525	$12,351,230	$12,168,023	$11,930,516	$11,766,425

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Nonperforming Assets:
Nonaccruing loans	$73,774	$68,816	$69,541	$55,439	$56,626
Loans 90 days or more past due	451	554	532	36,321	18,664
Total nonperforming loans	74,225	69,370	70,073	91,760	75,290
Other real estate owned	9,142	9,622	9,258	5,120	4,818
Total nonperforming assets	$83,367	$78,992	$79,331	$96,880	$80,108

Criticized Loans
Classified loans	$206,502	$166,893	$186,052	$219,674	$222,701
Special Mention loans	138,366	99,699	89,858	56,616	64,832
Criticized loans(1)	$344,868	$266,592	$275,910	$276,290	$287,533

Allowance for credit losses on loans	$201,052	$198,578	$197,773	$194,391	$195,292
Net loan charge-offs	$164	$1,713	$1,933	$3,901	$4,732
Annualized net loan charge-offs / average loans	0.01%	0.06%	0.06%	0.13%	0.16%
Nonperforming loans / total loans	0.59	0.56	0.58	0.77	0.64
Nonperforming assets / total assets	0.48	0.46	0.46	0.56	0.46
Allowance for credit losses on loans / total loans	1.61	1.61	1.63	1.63	1.66
Allowance for credit losses on loans / nonperforming loans	270.87	286.26	282.24	211.85	259.39
Criticized loans / total loans	2.76	2.16	2.27	2.32	2.44
(1) Criticized loans include loans in risk rating classifications of classified and special mention.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, April 24, 2024.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=YbP0Ll7b. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2024 First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 6704083 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 8, 2024.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 120-year-old financial services institution. Renasant has assets of approximately $17.3 billion and operates 193 banking, lending, mortgage, wealth management and insurance offices throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) changes in the sources and costs of the capital we use to make loans and otherwise fund our operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xiii) general economic, market or business conditions, including the impact of inflation; (xiv) changes in demand for loan products and financial services; (xv) concentration of deposit and credit exposure; (xvi) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvii) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xviii) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xix) the impact, extent and timing of technological changes; and (xx) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) certain performance ratios (namely, the ratio of pre-provision net revenue to average assets, the adjusted return on average assets and on average equity, and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges (such as, for the first quarter of 2024, the gain on extinguishment of debt and the gain on the sale of mortgage servicing rights), with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$39,409	$28,124	$41,833	$28,643	$46,078
Income taxes	9,912	3,787	10,766	6,634	11,322
Provision for credit losses (including unfunded commitments)	2,438	2,518	4,615	2,000	6,460
Pre-provision net revenue (non-GAAP)	$51,759	$34,429	$57,214	$37,277	$63,860
Gain on extinguishment of debt	(56)	(620)	—	—	—
Gain on sales of MSR	(3,472)	(547)	—	—	—
Losses on sales of securities (including impairments)	—	19,352	—	22,438	—
Adjusted pre-provision net revenue (non-GAAP)	$48,231	$52,614	$57,214	$59,715	$63,860

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$39,409	$28,124	$41,833	$28,643	$46,078
Amortization of intangibles	1,212	1,274	1,311	1,369	1,426
Tax effect of adjustments noted above(1)	(237)	(240)	(269)	(266)	(299)
Tangible net income (non-GAAP)	$40,384	$29,158	$42,875	$29,746	$47,205

Net income (GAAP)	$39,409	$28,124	$41,833	$28,643	$46,078
Gain on extinguishment of debt	(56)	(620)	—	—	—
Gain on sales of MSR	(3,472)	(547)	—	—	—
Losses on sales of securities (including impairments)	—	19,352	—	22,438	—
Tax effect of adjustments noted above(1)	691	(3,422)	—	(4,353)	—
Adjusted net income (non-GAAP)	$36,572	$42,887	$41,833	$46,728	$46,078
Amortization of intangibles	1,212	1,274	1,311	1,369	1,426
Tax effect of adjustments noted above(1)	(237)	(240)	(269)	(266)	(299)
Adjusted tangible net income (non-GAAP)	$37,547	$43,921	$42,875	$47,831	$47,205
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$2,314,281	$2,261,025	$2,231,605	$2,217,708	$2,186,794
Average intangible assets	1,009,825	1,011,130	1,012,460	1,013,811	1,011,557
Average tangible shareholders’ equity (non-GAAP)	$1,304,456	$1,249,895	$1,219,145	$1,203,897	$1,175,237

Average assets (GAAP)	$17,203,013	$17,195,840	$17,235,413	$17,337,924	$17,157,898
Average intangible assets	1,009,825	1,011,130	1,012,460	1,013,811	1,011,557
Average tangible assets (non-GAAP)	$16,193,188	$16,184,710	$16,222,953	$16,324,113	$16,146,341

Shareholders’ equity (GAAP)	$2,322,350	$2,297,383	$2,233,323	$2,208,628	$2,187,300
Intangible assets	1,009,248	1,010,460	1,011,735	1,013,046	1,014,415
Tangible shareholders’ equity (non-GAAP)	$1,313,102	$1,286,923	$1,221,588	$1,195,582	$1,172,885

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023

Total assets (GAAP)	$17,345,741	$17,360,535	$17,181,621	$17,224,342	$17,474,083
Intangible assets	1,009,248	1,010,460	1,011,735	1,013,046	1,014,415
Total tangible assets (non-GAAP)	$16,336,493	$16,350,075	$16,169,886	$16,211,296	$16,459,668

Adjusted Performance Ratios
Return on average assets (GAAP)	0.92%	0.65%	0.96%	0.66%	1.09%
Adjusted return on average assets (non-GAAP)	0.86	0.99	0.96	1.08	1.09
Return on average tangible assets (non-GAAP)	1.00	0.71	1.05	0.73	1.19
Pre-provision net revenue to average assets (non-GAAP)	1.21	0.79	1.32	0.86	1.51
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.13	1.21	1.32	1.38	1.51
Adjusted return on average tangible assets (non-GAAP)	0.93	1.08	1.05	1.18	1.19
Return on average equity (GAAP)	6.85	4.93	7.44	5.18	8.55
Adjusted return on average equity (non-GAAP)	6.36	7.53	7.44	8.45	8.55
Return on average tangible equity (non-GAAP)	12.45	9.26	13.95	9.91	16.29
Adjusted return on average tangible equity (non-GAAP)	11.58	13.94	13.95	15.94	16.29

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	56,531,078	56,611,217	56,523,887	56,395,653	56,270,219

Diluted earnings per share (GAAP)	$0.70	$0.50	$0.74	$0.51	$0.82
Adjusted diluted earnings per share (non-GAAP)	$0.65	$0.76	$0.74	$0.83	$0.82

Tangible Book Value Per Share
Shares outstanding	56,304,860	56,142,207	56,140,713	56,132,478	56,073,658

Book value per share (GAAP)	$41.25	$40.92	$39.78	$39.35	$39.01
Tangible book value per share (non-GAAP)	$23.32	$22.92	$21.76	$21.30	$20.92

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	13.39%	13.23%	13.00%	12.82%	12.52%
Tangible common equity ratio (non-GAAP)	8.04%	7.87%	7.55%	7.37%	7.13%
Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$125,850	$128,595	$130,131	$133,085	$138,529

Total noninterest income (GAAP)	$41,381	$20,356	$38,200	$17,226	$37,293
Gain on sales of MSR	3,472	547	—	—	—
Gain on extinguishment of debt	56	620	—	—	—
Losses on sales of securities (including impairments)	—	(19,352)	—	(22,438)	—
Total adjusted noninterest income (non-GAAP)	$37,853	$38,541	$38,200	$39,664	$37,293

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Noninterest expense (GAAP)	$112,912	$111,880	$108,369	$110,165	$109,208
Amortization of intangibles	1,212	1,274	1,311	1,369	1,426
Total adjusted noninterest expense (non-GAAP)	$111,700	$110,606	$107,058	$108,796	$107,782

Efficiency ratio (GAAP)	67.52%	75.11%	64.38%	73.29%	62.11%
Adjusted efficiency ratio (non-GAAP)	68.23%	66.18%	63.60%	62.98%	61.30%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$125,850	$128,595	$130,131	$133,085	$138,529
Net interest income collected on problem loans	123	283	(820)	364	392
Accretion recognized on purchased loans	800	1,117	1,290	874	885
Adjustments to net interest income	$923	$1,400	$470	$1,238	$1,277
Adjusted net interest income (FTE) (non-GAAP)	$124,927	$127,195	$129,661	$131,847	$137,252

Net interest margin (GAAP)	3.30%	3.33%	3.36%	3.45%	3.66%
Adjusted net interest margin (non-GAAP)	3.28%	3.29%	3.35%	3.43%	3.63%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$194,640	$190,857	$183,521	$175,549	$163,970
Net interest income collected on problem loans	123	283	(820)	364	392
Accretion recognized on purchased loans	800	1,117	1,290	874	885
Adjusted loan interest income (FTE) (non-GAAP)	$193,717	$189,457	$183,051	$174,311	$162,693

Loan yield (GAAP)	6.30%	6.18%	6.06%	5.93%	5.68%
Adjusted loan yield (non-GAAP)	6.27%	6.14%	6.04%	5.89%	5.64%
(1) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

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